                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

--------------------------------------------------------------------------------

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 11, 2000


                         Commission file number 1-12215


                         QUEST DIAGNOSTICS INCORPORATED
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                  (201)393-5000


                                    DELAWARE
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)

         On August 16, 1999, Quest Diagnostics Incorporated (the "Company" or "Quest Diagnostics") completed the acquisition of the clinical laboratory business of SmithKline Beecham plc ("SmithKline Beecham") for approximately $1.3 billion. The acquisition of SmithKline Beecham Clinical Laboratories, Inc. and certain related affiliates ("SBCL") was accounted for under the purchase method of accounting.

         The SBCL acquisition agreements included a provision for a reduction in the purchase price paid by Quest Diagnostics in the event that the combined balance sheet of SBCL indicated that the net assets acquired, as of the acquisition date, were below a prescribed level. Adjustments to the August 16, 1999 combined balance sheet of SBCL, which were subject to resolution as set forth in the SBCL acquisition agreements and were the subject of on-going discussions between the parties, had already been reflected by the Company in the previously reported pro forma combined financial information to the extent management believed that they were applicable. On October 11, 2000, the purchase price adjustment was finalized with the result that SmithKline Beecham owed Quest Diagnostics $98.6 million. This amount was offset by $3.6 million separately owed by Quest Diagnostics to SmithKline Beecham, resulting in a net payment to the Company by SmithKline Beecham of $95.0 million. This payment from SmithKline Beecham will be recorded in the Company's historical financial statements in the fourth quarter of 2000 as a reduction in the purchase price of the SBCL acquisition.

         In addition to the purchase price reduction described above, the purchase price allocation relating to the SBCL acquisition was completed in conjunction with the preparation of the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2000. None of the adjustments, resulting from the purchase price reduction or the completion of the purchase price allocation, will have any impact on the Company's previously reported historical financial statements.

         In conjunction with finalizing the SBCL purchase price adjustment, SmithKline Beecham restated the following financial statements of SBCL as of and for the periods indicated:

         - The combined financial statements of SBCL as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, 1997 and 1996.

         - The unaudited interim combined balance sheet of SBCL as of June 30, 1999 and the related unaudited interim combined statements of operations, cash flows and changes in parent's equity for the three and six months ended June 30, 1999 and June 25, 1998.

         The restated historical financial statements of SBCL are included in
Item 7. a. below.

         In addition, Quest Diagnostics has filed this Form 8-K to amend the pro forma combined financial information previously reported by the Company (1) to reflect the restated historical financial statements of SBCL prepared in conjunction with finalizing the purchase price adjustment provided for in the SBCL acquisition agreements, (2) to reflect the reduction in the purchase price of the SBCL acquisition, (3) to reflect the completion of the purchase price allocation, and (4) to revise other adjustments that had been reflected in the previously reported pro forma combined financial information. The amendment has no impact on any of the previously reported historical financial statements of Quest Diagnostics, either before or after the acquisition. The restated unaudited pro forma combined balance sheet of the Company as of June 30, 1999 and the unaudited pro forma combined statements of operations of the Company for the three and six months ended June 30, 1999 and the year ended December 31, 1998 are included in Item 7. b. below.

         In addition, on October 11, 2000, the Company and SmithKline Beecham agreed to terminate the Category Three Laboratory Data Access Agreement and the related Participation Agreement that were entered into on August 16, 1999. The Category One Laboratory Data Access Agreement remains in effect.

ITEM 5.  PRO FORMA COMPARISONS

         This Form 8-K also revises and updates the discussion of the supplemental pro forma combined financial information of Quest Diagnostics that was included in the sections of the following documents previously filed with the Securities and Exchange Commission:

         - The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Financial Information";

         - The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons"; and

         - The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons".

         This Form 8-K has no impact on any of the previously reported historical financial statements of Quest Diagnostics, either before or after the acquisition.

         The supplemental pro forma combined financial information included in the above-referenced documents is not required disclosure under Regulation S-X. The Company has updated the pro forma combined financial information because management believes it provides useful information in analyzing the financial implications of the SBCL acquisition.

RECONCILIATION OF PRO FORMA NET INCOME

         Within the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined

Financial Information", the Company included a table containing selected pro forma combined financial information that the Company presented for illustrative purposes only to assist in analyzing the financial implications of the SBCL acquisition. The above referenced table presented pro forma combined statement of operations data, pro forma basic and diluted earnings per common share data and pro forma Adjusted EBITDA for each of the quarters ended March 31, 1998 through December 31, 1999.

         The following table reconciles, for each of the quarters ended March 31, 1998 through December 31, 1999, pro forma net income, as previously reported, to pro forma net income, as restated, (1) to reflect the restated historical financial statements of SBCL prepared in conjunction with finalizing the purchase price adjustment provided for in the SBCL acquisition agreements, as described above, (2) to reflect the reduction in the purchase price of the SBCL acquisition, (3) to reflect the completion of the purchase price allocation, and (4) to revise other adjustments that had been reflected in the previously reported pro forma net income.

                                Reconciliation of
                    Pro Forma Combined Financial Information
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                QUARTER ENDED
                              ------------------------------------------------------------------------------------------------
                              MARCH 31,    JUNE 30,    SEPT. 30,   DEC. 31,    MARCH 31,    JUNE 30,    SEPT. 30,    DEC. 31,

                                1998         1998        1998        1998        1999         1999        1999        1999
                              ----------   ----------  ----------  ----------  ----------   ---------   ---------   ----------
Pro forma net income (loss)
  as previously reported       $13,908      $ 7,911     $10,781     $ 9,943     $ 8,228      $(8,870)    $(12,280)   $(14,536)
                              --------     --------    --------    --------    --------     ---------   ---------   ---------
Reconciling adjustments
  increase (decrease):
Net revenues                       (43)         (43)      2,967      (9,033)         --            --          --          --

Cost of services                    --           --          --          --        (140)         (140)        281          --

Selling, general and
  administrative expenses         (550)        (550)       (550)     (5,171)       (983)       16,434       6,918          --

Interest expense, net               --           --          --          --        167            167        (334)         --

Amortization of intangible
  assets                           423          423         423         423         423           423        (256)         --

Other, net                      (4,274)      (9,656)       (701)       (295)     (9,652)           --          --          --
                              --------     --------    --------    --------    --------     ---------   ---------   ---------

Reconciling adjustments
 before taxes                    4,358        9,740       3,795      (3,990)     10,185       (16,884)     (6,609)         --

Income tax expense (benefit)     1,912        4,065       1,687      (1,427)      4,242        (6,584)     (2,746)         --
                              --------     --------    --------    --------    --------     ---------   ---------   ---------
Reconciling adjustments,
  net of tax                     2,446        5,675       2,108      (2,563)      5,943       (10,300)     (3,863)         --
                              --------     --------    --------    --------    --------     ---------   ---------   ---------

Pro forma net income
  (loss),  restated            $16,354      $13,586     $12,889     $ 7,380     $14,171      $(19,170)   $(16,143)   $(14,536)
                              ========      =======     =======     =======     =======      ========    ========    ========



         The quarterly reconciling adjustments presented consist primarily of adjustments to previously reported pro forma bad debt expense (included in selling, general and administrative expenses), gains on the sale and license of certain technology and assets (included in other, net), net revenues and amortization of intangible assets, net of applicable taxes.

         The adjustments to selling, general and administrative expenses are primarily related to bad debt charges to properly reflect the recoverability of SBCL receivables during various periods prior to the closing of the SBCL acquisition. The adjustments to net revenues are primarily related to revisions for sales price adjustments. The adjustments to other, net represent gains recognized by SBCL on the sale and license of certain technology and its physician office-based teleprinter assets and network. As part of the consideration for these transactions, SBCL received an ownership interest in the buyer. This ownership interest was transferred by SBCL to SmithKline Beecham prior to the closing of the acquisition, pursuant to the SBCL acquisition agreements. Since SBCL did not retain the ownership interest and as a result of management's belief that the gains were of a non-recurring nature, Quest Diagnostics included a pro forma adjustment in its previously filed pro forma combined financial statements to remove these gains from pro forma net income
(loss). Adjustments of this nature are excluded from the scope of the typical pro forma adjustments acceptable under Article 11 of Regulation S-X which provides guidance regarding the preparation and presentation of pro forma financial statements. As such, in conjunction with revising its pro forma combined financial information, the Company reversed the previously proposed pro forma adjustments such that the above referenced gains are included in pro forma net income, as restated. The adjustments to amortization of intangible assets (which is not deductible for tax purposes) reflect the impact of (1) the SBCL purchase price reduction and (2) revisions to the preliminary allocation of the SBCL purchase price, primarily related to deferred tax assets acquired.

None of the adjustments, resulting from the purchase price reduction or the completion of the purchase price allocation, will have any impact on the Company's previously reported historical financial statements. Additionally, the adjustments outlined above, not previously considered in determining pro forma Adjusted EBITDA, are discrete items which have been excluded in determining Adjusted EBITDA. Therefore, the pro forma Adjusted EBITDA amounts, previously reported in the supplemental pro forma combined financial information, remain unchanged.

As a result of the matters discussed above, Quest Diagnostics hereby revises and updates the sections of the following documents:

a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31 1999 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Financial Information" which is included as Exhibit 99.3.

b. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons" which is included as Exhibit 99.4.

c. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons" which is included as Exhibit 99.5.

ITEM 7. FINANCIAL STATEMENTS AND SCHEDULES

       Quest Diagnostics hereby amends Item 7 of its Current Report on Form 8-K (Date of Report: August 16, 1999) in its entirety to read as follows:

a.     Financial statements of businesses acquired.

       The combined financial statements of SBCL as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, 1997 and 1996 are included as Exhibit 99.6.

       The unaudited interim combined balance sheet of SBCL as of June 30, 1999 and the related unaudited interim combined statements of operations, cash flows and changes in parent's equity for the three and six months ended June 30, 1999 and June 25, 1998 are included as Exhibit 99.7.

b.     Pro forma financial information

       The unaudited pro forma combined balance sheet of the Company as of June 30, 1999 and the unaudited pro forma combined statements of operations of the Company for the three and six months ended June 30, 1999, and the year ended December 31, 1998 are included as Exhibit 99.8.

c.     Exhibits.


                                 EXHIBIT INDEX

      EXHIBIT NO.                         DESCRIPTION
      -----------                         -----------

         99.3 The Company's Annual Report on Form 10-K for the fiscal year ended December 31 1999 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Combined Financial Information"

         99.4 The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons"

         99.5 The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 - "Management's Discussion and Analysis of Financial Condition and Results of Operations - Pro Forma Comparisons"

         99.6 The combined financial statements of SBCL and certain related affiliates as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, 1997 and 1996.

         99.7 The unaudited interim combined balance sheet of SBCL and certain related affiliates as of June 30, 1999 and the related unaudited interim combined statements of operations, cash flows and changes in parent's equity for the three and six months ended June 30, 1999 and June 25, 1998.

         99.8 The unaudited pro forma combined balance sheet of the Company as of June 30, 1999 and the unaudited pro forma combined statements of operations of the Company for the three and six months ended June 30, 1999, and the year ended December 31, 1998.

         99.9           Consent of Independent Accountants


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                October 30, 2000



                                QUEST DIAGNOSTICS INCORPORATED



                                By:  /s/ ROBERT A. HAGEMANN
                                ------------------------------------------
                                Name:    Robert A. Hagemann
                                Vice President and Chief Financial Officer